EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of MobileSmith, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Chris Caramanico, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chris Caramanico
Chris Caramanico
Chief Executive Officer
(Principal Executive Officer)
March 25, 2022